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                                                                  EXHIBIT 10.T.1

                             AMENDMENT NO. 4 TO THE
                               EL PASO CORPORATION
                      OMNIBUS PLAN FOR MANAGEMENT EMPLOYEES

      Pursuant to Section 13.1 of the El Paso Corporation Omnibus Plan for Management Employees, Amended and Restated effective as of December 3, 1999, as amended (the "Plan"), the Plan is hereby amended as follows, effective December 6, 2002:

      The term of the Plan is hereby extended under Section 11 of the Plan and shall terminate on December 6, 2012.

      A new Section 12.10 is added to read as follows:

      "12.10 Any stock options or other awards outstanding under the Plan may be changed to reduce the exercise price, cancelled in exchange for other compensation, or repurchased, subject to such terms as the Plan Administrator shall determine is appropriate, provided that the Company shall obtain the consent or approval of the Participant to any such reduction in exercise price, cancellation or repurchase if and to the extent required under the terms of the Plan, stock option or other award. Any such stock options or other equity awards will then be placed back into the Plan for reissuance."

      IN WITNESS WHEREOF, the Company has caused this amendment to be duly executed on this 6th day of December, 2002.

                                        EL PASO CORPORATION

                                        By:  /s/ David E. Zerhusen
                                            ------------------------------------
                                            David E. Zerhusen
                                            Its Executive Vice President
                                            Administration


Attest:

/s/ David L. Siddall
----------------------------------------
Corporate Secretary